FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                        CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):  June 1, 2001


                   CANTERBURY CONSULTING GROUP, INC.
         (Exact name of registrant as specified in its charter)



Pennsylvania                      0-1558                 23-2170505
(State or other juris-   (Commission File Number)      (IRS Employer
diction of incorporation)                        Identification No.)


                           1600 Medford Plaza
                        Route 70 & Hartford Road
                        Medford, New Jersey 08055
                (Address of Principal Executive Offices)


             Registrant's telephone number:  (609) 953-0044



                 CANTERBURY INFORMATION TECHNOLOGY, INC.
                     (Former Name of Registrant)















                              FORM 8-K

ITEM 5.  OTHER EVENTS

     On June 5, 2001, the Registrant announced that the Registrant's Board of Directors resolved that Kevin J. McAndrew, Canterbury's former Executive Vice President, has been appointed President and Chief Executive Officer. Stanton
M. Pikus, Canterbury's former President and Chief Executive Officer, would remain an employee of Canterbury on a full-time basis and would continue on with his duties as Chairman of the Board.

     New Employment Agreemeents dated June 1, 2001 reflecting the new employment arrangements have been executed between the Company and Mr. McAndrew and the Company and Mr. Pikus, copies of which are attached hereto as exhibits. Each Employment Agreement is for a period of five years. Each sets forth various services to be performed. Each employee shall receive an annual salary of $245,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. These Employment Agreements supercede and replace the current Employment Agreements, including the bonus opportunities which were to be payable through December 1, 2003. These Agreements also include a non-competition prohibition for a period of three years after employment has been terminated.

     The above summary information does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreements filed as Exhibits 1 and 2 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          C.   Exhibits:
               1. Employment Agreement between Canterbury Consulting Group, Inc. and Kevin J. McAndrew dated June 1, 2001.
               2. Employment Agreement between Canterbury Consulting Group, Inc. and Stanton M. Pikus dated June 1, 2001.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CANTERBURY INFORMATION TECHNOLOGY, INC.


                         BY:  /s/Kevin J. McAndrew
                              ---------------------------
                              KEVIN J. MCANDREW, President
Dated:  June 11, 2001